UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2025

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 621-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2025, Elizabeth Cordia notified the Board of Directors (the “Board”) of Kinetik Holdings Inc. (the “Company”) that she would be resigning as a member of the Board effective immediately. Ms. Cordia expressed no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Cordia served on the Board as a designee of Blackstone Energy Partners II L.P. (“BX”) under the terms of the Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), dated as of October 21, 2021, by and among APA Corporation, a Delaware corporation, Apache Midstream LLC, a Delaware limited liability company, the Company, New BCP Raptor Holdco, LLC, a Delaware limited liability company, BCP Raptor Aggregator, LP, a Delaware limited partnership and controlled affiliate of Blackstone Capital Partners VII, L.P, Blackstone Energy Partners II L.P., BX Permian Pipeline Aggregator LP, a Delaware limited partnership, ISQ, and for the limited purposes set forth therein, BCP Raptor Holdco, LP, a Delaware limited partnership. Pursuant to the terms of the Stockholders Agreement, BX has the right to designate a director to fill the vacancy created by Ms. Cordia’s resignation, and BX designated Karen Putterman (“Ms. Putterman”) to fill such vacancy.

On January 15, 2025, the Board appointed Ms. Putterman to serve as a director of the Board, effective immediately.

Ms. Putterman will not receive compensation for her service on the Board. Except for the Stockholders Agreement described above, there are no arrangements or understandings pursuant to which Ms. Putterman was selected as a director. Ms. Putterman has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Putterman will enter into the standard form indemnification agreement with the Company that the Company has entered into with each of its other directors and officers. The agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description of the indemnification agreements is a summary only and is subject to, and qualified in its entirety by reference to, the form of indemnification agreement, a copy of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 28, 2022 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2025

KINETIK HOLDINGS INC.

By:	/s/ Todd Carpenter
Name:	Todd Carpenter
Title:	General Counsel and Chief Compliance Officer

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